Exhibit 1.2

EXECUTION VERSION

PRICING AGREEMENT

July 28, 2014

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Citigroup Global Markets Inc.

Ladies and Gentlemen:

Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), and Brandywine Operating Partnership, L.P., a Delaware limited partnership and subsidiary of the Company (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 28, 2014 (the “Underwriting Agreement”), among the Company, the Operating Partnership and you for the Company to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the common shares of beneficial interests of the Company specified in Schedule I hereto (the “Designated Shares”, consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus and the Prospectus relating to the Designated Shares which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus, relating to the Designated Shares, in the form of the draft heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule I hereto, the number of Firm Shares set forth in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees to purchase from the Company at the purchase price to the Underwriters set forth in Schedule I hereto that portion of the number of Optional Shares as to which such election shall have been exercise. The Company hereby grants to each of the

Underwriters the right to purchase, from time to time, at its election up to the number of Optional Shares set forth in Schedule I hereto on the terms referred to in the paragraph above. Any such election to purchase Optional Shares may be exercised by written notice from the Underwriters to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriters, but in no event earlier than the First Time of Delivery or, unless the Underwriters and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among the Company, the Operating Partnership and the Underwriters.

2

Very truly yours,

BRANDYWINE REALTY TRUST

BAM	By:	/s/ Gerard H. Sweeney
Name:
Title:

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By: Brandywine Realty Trust, its General Partner

	By:	/s/ Gerard H. Sweeney
Name:
Title:

[Signature Page to Pricing Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ B C Porter
Name:	Chris Porter
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

[Signature Page to Pricing Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ David Sedelnick
Name:	DAVID SEDELNICK
Title:	VICE PRESIDENT

[Signature Page to Pricing Agreement]

SCHEDULE I

Title of Designated Shares: Common Shares, par value $0.01 per share

Number of Designated Shares:

Number of Firm Shares: 19,000,000

Maximum Number of Optional Shares: 2,850,000

Initial Offering Price to Public: As to each investor, the price paid by such investor.

Purchase Price by Underwriters: $15.35 per share

Time of Sale: 7:00 p.m. EST on July 28, 2014

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	9,500,000
Citigroup Global Markets Inc.	9,500,000

Total	19,000,000

Form of Designated Shares: Definitive form to be made available for checking by the Underwriters at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian.

Clear Market Period (Section 5(e) of the Underwriting Agreement): From date hereof through September 11, 2014.

Specified Funds for Payment of Purchase Price: Federal or other same day funds

Time of Delivery: 9:30 a.m. (New York City time), August 1, 2014

Closing Location:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue New York, New York 10017

SCHEDULE I-1

Names and Addresses of Underwriters:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, NY 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Addresses for Notices, etc.:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, NY 10036
Attention: Syndicate Department
with a copy to:
Facsimile: (212) 230-8730
Attention: ECM Legal

Citigroup Global Markets Inc.
General Counsel (fax no.: (212) 816 7912)
and confirmed to the General Counsel,
Citigroup Global Markets Inc., at
388 Greenwich Street
New York, NY 10013
Attention: General Counsel

Underwriters’ Counsel:	Simpson Thacher & Bartlett LLP

Additional Terms and Conditions:	None

SCHEDULE I-2

SCHEDULE II

Specified Free Writing Prospectus

None.

SCHEDULE II-1

SCHEDULE III

Specified Joint Venture Subsidiaries

Four Tower Bridge Associates

Seven Tower Bridge Associates

1000 Chesterbrook Boulevard

PJP Building Two, LC

PJP Building Five, LC

PJP Building Six, LC

PJP Building Seven, LC

Broadmoor Austin Associates

Residence Inn Tower Bridge

G&I Interchange Office LLC (DRA)

Invesco, L.P.

Coppell Associates

One Commerce Square *

Two Commerce Square *

Brandywine – AI Venture, LLC

Brandywine 1919 Ventures

TB – BDN Plymouth Apartments Holdings GP, LLC

HSRE – Campus Crest IX, LLC

4040 Wilson LLC

DRA (G&I) Austin

Wood Oak LLC

*	The Company increased its equity ownership in this partnership to 99% as previously disclosed in its filings with the Commission.

SCHEDULE III-1